UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    December 28, 2023

Southern First Bancshares, Inc.

(Exact name of registrant as specified in its charter)

          South Carolina

(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

6 Verdae Boulevard, Greenville, SC	29607
(Address of principal executive offices)	(Zip Code)

          (864) 679-9000

(Registrant's telephone number, including area code)

   100 Verdae Boulevard, Suite 100, Greenville, SC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SFST	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01  Entry into a Material Definitive Agreement.

On December 28, 2023, Southern First Bancshares, Inc. (the "Company") entered into a Loan Agreement (the "Loan Agreement") with TIB, National Association (the "Lender") providing for a revolving multiple advances loan of up to an aggregate principal amount of $15,000,000.  This Loan Agreement replaces a similar facility held with another institution which matured on December 20, 2023. Borrowings under the Loan Agreement accrue interest at The Wall Street Journal Prime Rate plus 0.25% per annum.  In connection with entering into the Loan Agreement, the Company issued to the Lender a Promissory Note dated as of December 28, 2023 (the “Promissory Note”) in the amount of up to $15,000,000. Maturity of the Promissory Note will be 14 months from the closing date.  During this time, interest only payments will be due quarterly.  The Company may at its option prepay the Promissory Note, in whole or in part, at any time without penalty, plus accrued interest in the amount prepaid to the date of prepayment.

The Loan Agreement contains customary representations, warranties, covenants and events of default, including, without limitation, covenants pertaining to investments and acquisitions and certain financial and capital ratios.  An event of default will occur under the Loan Agreement if, among other things, the Company fails to timely comply with its obligations under the Loan Agreement or breaches its representations or covenants under the Loan Agreement (in each case, subject to applicable cure periods), or either the Company or its wholly-owned banking subsidiary, Southern First Bank (the “Bank”), commences or becomes the subject a bankruptcy or similar proceeding.

The obligations of the Company under the Loan Agreement are secured by a pledge of all of the capital stock of the Bank pursuant to a Pledge Agreement dated as of December 28, 2023 between the Company and the Lender (the "Pledge Agreement").  In the event of a default by the Company under the Loan Agreement, the Lender may terminate the commitments made under the Loan Agreement, declare all amounts outstanding to be payable immediately and exercise or pursue any other remedy permitted under the Loan Agreement or the Pledge Agreement, or conferred upon Lender by operation of law.

The descriptions contained herein of the Loan Agreement, the Promissory Note and the Pledge Agreement are qualified in their entirety by reference to the terms of such documents, each of which is attached hereto as an exhibit and incorporated herein by this reference.

Item 2.03  Creation of a Direct Financial Obligation.

The relevant disclosure set forth in Item 1.01 above is incorporated herein by reference in response to this Item 2.03.

ITEM 9.01.   Financial Statements and Exhibits.

(d) Exhibits	The following exhibit index lists the exhibits that are either filed or furnished with the Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement, dated as of December 28, 2023, by and between Southern First Bancshares, Inc. and TIB, National Association.
10.2	Promissory Note, dated as of December 28, 2023, by and between Southern First Bancshares, Inc. and TIB, National Association.
10.3	Pledge Agreement, dated as of December 28, 2023, by and between Southern First Bancshares, Inc. and TIB, National Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN FIRST BANCSHARES, INC.

By:	/s/ D. Andrew Borrmann
Name: D. Andrew Borrmann
Title: Chief Financial Officer

January 3, 2024